Exhibit 23.2

[Tanner + Co. Letterhead]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion, in this Registration Statement on Form S-4 of MindArrow Systems, Inc., of our report dated September 10, 2002 relating to the audits of the consolidated financial statements of Category 5 Technologies, Inc. and Subsidiaries as of June 30, 2002 and 2001 and for the year ended June 30, 2002, the six months ended June 30, 2001 and for the year ended December 31, 2000.

/s/ TANNER+CO.

Salt Lake City, Utah
September 13, 2002